                                [WEIGHT WATCHERS LOGO]

                       WEIGHT WATCHERS INTERNATIONAL, INC.
                 COMPLETION OF FRANCHISED OPERATIONS ACQUISITION



WOODBURY, NEW YORK, JANUARY 16, 2001

WEIGHT WATCHERS INTERNATIONAL, INC. TODAY ANNOUNCED THAT IT HAD COMPLETED THE ACQUISITION OF CERTAIN FRANCHISED TERRITORIES OPERATED BY WEIGHCO ENTERPRISES, INC., WEIGHCO OF NORTHWEST, INC. AND WEIGHCO OF SOUTHWEST, INC. PURSUANT TO THE AGREEMENT DATED DECEMBER 11, 2000. THESE OPERATIONS CONDUCT OVER 3000 WEEKLY MEETINGS IN THE SOUTHEASTERN, SOUTHCENTRAL AND NORTHWESTERN UNITED STATES. THE PURCHASE PRICE IS $83.8 MILLION DOLLARS AND WAS FUNDED WITH CASH AND ADDITIONAL BORROWINGS UNDER THE COMPANY'S SENIOR LOAN FACILITY. AS A RESULT OF THIS ACQUISITION, COMPANY-OWNED OPERATIONS WILL NOW CONTROL OVER 50% OF ALL U.S. CLASSROOM ATTENDANCE.

THE COMPANY ALSO ANNOUNCED THAT ITS BOARD OF DIRECTORS HAD PROMOTED PRESIDENT LINDA HUETT TO THE ADDED POSITION OF CHIEF EXECUTIVE OFFICER. RAYMOND DEBBANE, CHAIRMAN OF WEIGHT WATCHERS INTERNATIONAL, INC. AND PRESIDENT OF THE INVUS GROUP, LTD., THE EXCLUSIVE INVESTMENT ADVISOR OF ARTAL LUXEMBOURG, S.A., THE CONTROLLING SHAREHOLDER OF THE COMPANY, SAID, "SINCE LINDA HAS TAKEN OVER AS PRESIDENT OF THE WORLDWIDE ENTITY IN SEPTEMBER 1999, SHE HAS DONE AN OUTSTANDING JOB OF GROWING THE BUSINESS PROFITABLY AND WE LOOK FORWARD TO HER LEADING THE COMPANY AS CEO FOR MANY YEARS TO COME."

CLIVE BROTHERS, VP WEIGHT WATCHERS CONTINENTAL EUROPE, HAS BEEN APPOINTED TO THE NEWLY CREATED POSITION OF CHIEF OPERATING OFFICER EUROPEAN OPERATIONS. IN HIS NEW CAPACITY HE WILL BE RESPONSIBLE FOR BOTH THE UK AND EUROPEAN OPERATIONS.

RICHARD MCSORLEY, WHO HAD BEEN WEIGHCO'S PRESIDENT, WILL JOIN THE COMPANY AS CHIEF OPERATING OFFICER NORTH AMERICA. CEO LINDA HUETT SAID, "UNDER DICK'S LEADERSHIP WEIGHCO HAS BECOME ONE OF THE MOST SUCCESSFUL WEIGHT WATCHERS OPERATIONS AND WE ARE LOOKING FORWARD TO DICK BRINGING HIS EXTENSIVE EXPERIENCE AND BUSINESS SKILLS TO OUR ORGANIZATION. HIS APPOINTMENT WILL ENSURE A SEAMLESS INTEGRATION OF WEIGHCO INTO OUR COMPANY-OWNED OPERATIONS."

WEIGHT WATCHERS INTERNATIONAL, INC., HEADQUARTERED IN WOODBURY, NEW YORK, IS THE LARGEST PROVIDER OF WEIGHT CONTROL PROGRAMS IN THE WORLD. IT OPERATES IN THIRTY COUNTRIES THROUGH A NETWORK OF COMPANY-OWNED AND FRANCHISE OPERATIONS. CURRENTLY, OVER 1 MILLION MEMBERS ATTEND WEEKLY WEIGHT WATCHERS MEETINGS TO RECEIVE GROUP SUPPORT AND EDUCATION ABOUT HEALTHY EATING PATTERNS, BEHAVIOR MODIFICATION AND PHYSICAL ACTIVITY. TO LEARN MORE ABOUT WEIGHT WATCHERS, VISIT www.weightwatchers.com.

FORWARD-LOOKING STATEMENTS: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE ACTUAL EVENTS AND RESULTS WILL NOT BE MATERIALLY DIFFERENT THAN THE ANTICIPATED RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE THE RISKS AND UNCERTAINTIES DISCUSSED IN DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WEIGHT WATCHERS INTERNATIONAL, INC.

WEIGHT WATCHERS INTERNATIONAL, INC. DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.